UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 21, 2004

Commission file number 1-10582

Alliant Techsystems Inc.

(Exact name of Registrant as specified in its charter)

Delaware	41-1672694
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5050 Lincoln Drive Edina, Minnesota	55436-1097
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 351-3000

Item 9.  Regulation FD Disclosure.

The following information is being disclosed, through this filing on Form 8-K, in response to an inquiry to Alliant Techsystems Inc. (ATK) made by a company providing proxy voting services to investors.

In ATK’s Proxy Statement for its August 3, 2004 Annual Meeting of Stockholders, filed with the Commission on June 23, 2004, ATK disclosed, in connection with its proposal to ratify the appointment of its independent auditors, information concerning the fees it paid to its independent auditors with respect to services performed in fiscal 2004.  In that disclosure, beginning on page 39 of the Proxy Statement, ATK noted that the tax fees it paid with respect to its fiscal 2004 ($1,520,000) consisted of fees for tax compliance and tax planning.  In response to such inquiry, ATK further notes that fees paid for tax planning in fiscal 2004 were less than $350,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ALLIANT TECHSYSTEMS INC.
Date: July 21, 2004	By:	/s/ Eric S. Rangen
	Name:	Eric S. Rangen
Title:
Executive Vice President and Chief Financial Officer